UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 11, 2014

SUNCOKE ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35782	35-2451470
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 Warrenville Road, Suite 600 Lisle, Illinois		60532
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (630) 824-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On March 11, 2014, SunCoke Energy Partners, L.P. (the “Company”) announced that the Company expects to raise its cash distribution per common unit by 5.3%, to $0.50, for its first quarter 2014 distribution payable in May 2014. In addition, the Company announced that its sponsor, SunCoke Energy, Inc. (“SunCoke”) plans to contribute to the Company a 33% ownership interest in each of the Haverhill and Middletown cokemaking facilities located in Ohio. A copy of the press release is attached as Exhibit 99.1, and is incorporated herein by reference.

Also on March 11, 2014, officers of SunCoke Energy Partners GP LLC, the Company’s general partner, presented at an investor day conference hosted jointly by the Company and SunCoke, and held in New York City. A copy of the slide presentation is attached as Exhibit 99.2 and is incorporated herein by reference. These slides were made available on the Company’s website at www.SXCPartners.com, simultaneously with the presentation.

The information in this Current Report on Form 8-K being furnished pursuant to Items 7.01 and 9.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and is not incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated March 11, 2014

99.2	March 11, 2014 – Joint Investor Day Conference presentation slides.

Forward-Looking Statements

Statements contained in the exhibits to this report that state the Company’s or its management’s expectations or predictions of the future are forward–looking statements. The Company’s actual results could differ materially from those projected in such forward–looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCOKE ENERGY PARTNERS, L.P.

By:	SunCoke Energy Partners GP LLC,
its General Partner

	By:	/s/ Mark E. Newman
Mark E. Newman
Senior Vice President and
Chief Financial Officer

Date: March 11, 2014

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press release dated March 11, 2014

99.2	March 11, 2014 – Joint Investor Day Conference presentation slides.